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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 10, 2000

                            INSTEEL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              NORTH CAROLINA                1-9929             56-0674867
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     (State or other jurisdiction of   (Commission file     (I.R.S. Employer
     incorporation or organization)         number)        Identification No.)

     1373 BOGGS DRIVE, MOUNT AIRY,                                27030
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            NORTH CAROLINA                                      (Zip Code)
            --------------
(Address of principal executive offices)

        Registrant's telephone number, including area code: 336-786-2141


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              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Statements made in this Form 8-K, as well as statements made by the company in periodic press releases and other public communications, that reflect management's current assumptions and estimates of future performance are forward-looking statements made in reliance upon the safe-harbor provisions of the Private Securities Litigation Act of 1995. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those projected, stated or implied by the statements.

ITEM 5. OTHER EVENTS

         Insteel Industries, Inc. has reached an agreement with its senior lenders for an extension of the waiver of certain financial covenants under its senior secured credit facility through January 15, 2001. During the waiver period, the company is subject to certain terms and conditions, including a restriction against any dividend payments, and will be subject to a one percent increase in the applicable interest rates under the credit facility. In addition, the company has agreed to a permanent reduction in the revolving credit facility from $60.0 million to $50.0 million. The company is currently engaged in discussions with its lenders regarding an amendment to the credit agreement that would provide for compliance with the financial covenants following the expiration of the waiver period.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  INSTEEL INDUSTRIES, INC.
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                                  Registrant


Date: November 10, 2000       By: /s/ H.O. Woltz III
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                                      H.O. Woltz III
                                      President and Chief Executive Officer


Date: November 10, 2000       By: /s/ Michael C. Gazmarian
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                                      Michael C. Gazmarian
                                      Chief Financial Officer and Treasurer